THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                               FOR COMMON STOCK OF

                            U.S. WIRELESS DATA, INC.

Warrant No. ___

     THIS CERTIFIES that, for value received, [______________], or its permitted assigns registered on the books of the Company (collectively, the "Holder"), is entitled to purchase from U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof [___________] shares (the "Warrant Shares") of common stock of the Company, no par value (the "Common Stock"). The purchase price for each Warrant Share is one dollar and fifty cents ($1.50) (as may be adjusted, the "Warrant Share Price"). Securities issuable upon exercise of this Warrant and the price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part.

1. Exercise; Payment for Ownership Interest. Notwithstanding any other term or provision contained herein, no Warrants shall become convertible into Common Stock under any circumstances until the shareholders of the Company shall have approved an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to a number that is sufficient (given all other Common Stock share reservations) to allow for due and proper reservation of a sufficient number of shares of Common Stock to allow for the exercise of the Warrants.

          (a) Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5 p.m. New York time on ___________, 2007, by presentation and surrender of this Warrant to the principal offices of the Company, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised. Moreover, any transfer of Warrant

Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a shareholder of the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Warrant Shares determined as of the date of delivery.

          (b) All or any portion of the Warrant Share Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate Warrant Share Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Warrant Share Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(b), the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nadaq National Market, or if not then listed on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or if not then publicly traded, the fair market price of the Common Stock as determined by the Board of Directors of the Company.

          (c) If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (i) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Warrant Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (ii) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Adjustments. Securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time as follows:

          2.1 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this Section 2.1, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant Agreement and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant. The provisions of this Section 2.1 shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases.

          2.2 Stock Dividends and Securities Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock (i) securities, (ii) property, other than cash, or (iii) cash, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the shares of Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other holders of shares of Common Stock in connection with such distribution. If the securities to be distributed by the Company involve rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the Holder of this Warrant receives such securities pursuant to the exercise hereof.

          2.3 Other Adjustments. In addition to those adjustments set forth in Sections 2.1 and 2.2, but without duplication of the adjustments to be made under such Sections, if the Company:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; and/or

               (v) issues, by reclassification of its Common Stock, any shares of its capital stock; then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this
Section 2.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

               The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this Section 2.3 shall be made each time any event listed in paragraphs (i) through (v) of this Section 2.3 occurs.

               Simultaneously with all adjustments to the number and/or kind of securities, property and cash to be issued in connection with the exercise of this Warrant, the Warrant Share Price will also be appropriately and proportionately adjusted.

          2.4 Sale of Securities. In the event the Company, at any time after the date of this Warrant issues additional Common Stock, preferred stock, options, warrants, or convertible securities other than securities currently outstanding as of the date hereof or issued upon the conversion or exercise of any securities outstanding as of the date hereof, at a purchase price less than the Warrant Share Price in effect immediately prior to such issuance or sale, then the Warrant Share Price shall be automatically reduced to such lower purchase price and the number of Warrant Shares shall be increased proportionately; provided, however, that no adjustment to the Warrant Share Price or the number of Warrant Shares shall be made pursuant to this Section 2.4 in the event (i) of issuances by the Company of less then 100,000 shares of Common Stock, or securities convertible into less than 100,000 shares of Common Stock, in a single transaction, (ii) the Company grants options to employees, consultants, officers or directors of the Company pursuant to plans approved by the Board of Directors of the Company, (iii) upon the issuance of securities to a "strategic partner" as determined by the Board of Directors of the Company or
(iv) upon the issuance of securities pursuant to a strategic acquisition as determined by the Board of Directors.

               (a) For the purpose of making any adjustment in the Warrant Share Price as provided in this Section 2.4, the consideration received by the Company for any issue or sale of Common Stock will be computed:

                    (i) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issue or sale;

                    (ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's Board of Directors; and

                    (iii) if Common Stock is issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Company's Board of Directors to be allocable to such Common Stock.

               (b) If the Company (i) grants or sells any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issues or sells any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by (y) the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this
Section 2.4, and the Warrant Share Price will be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Warrant Share Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

               Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Warrant Share Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Warrant Share Price then in effect will be readjusted to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (ii) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

          2.5 Other Action Affecting Warrant Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Sections 2.1, 2.2 or 2.3 but for the manner in which such action is taken or structured, other than an action described in Sections 2.1, 2.2 or 2.3 which would in any way diminish the value of this Warrant, then the Warrant Share Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

          2.6 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

          2.7 Other Notices. If at any time:

               (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or Warrants to purchase, securities of the Company;

               (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least 15 days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

3. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

4.   Warrants Transferable.

          This Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an affiliate of the initial Holder hereof or successor in interest to any such person in a transaction exempt from registration under the 1933 Act; or (ii) pursuant to the registration of this Warrant or the Warrant Shares under the 1933 Act or subsequent to one year from the date hereof under Rule 144 or other exemption from such registration.

5. Warrants Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon surrender hereof by the Holder hereof at the principal offices of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares (not to exceed the maximum aggregate Warrant Shares which may be purchased hereunder) as shall be designated by such Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder.

6.  Legends;   Investment   Representations.   Any  certificate  evidencing  the
securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH
SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
(B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

7. Redemption. This Warrant is callable for a nominal price at the option of the Company on thirty days' notice to the Holder if:

          (a) the average closing bid price of the Company's Common Stock for twenty consecutive trading days exceeds 300% of the Warrant Share Price, as adjusted; and

          (b) the Common Stock of the Company is trading on a national securities exchange or the Nasdaq SmallCap or National Market Systems; and

          (c) a registration statement covering the Warrant Shares has been declared effective by the Securities and Exchange Commission and the Warrant Shares are not otherwise subject to any lock-up restrictions.

8. Modifications and Waivers. The terms of the Warrants may be amended, modified or waived by agreement of the Company, Commonwealth Associates, L.P. and a committee to be designated by Commonwealth Associates, L.P. whose members hold in aggregate not less than 20% of the outstanding Warrants (the "Committee"); provided, however, that no such amendment, modification or waiver which would decrease the number of Warrant Shares purchasable upon the exercise of any Warrant, or increase the Warrant Share Price therefor (other than as a result of the waiver or modification of any anti-dilution provisions) may be made without the approval of the holders of at least 50% of the outstanding Warrants.

9. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants other than as set forth in this Section 9. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Warrant Shares.

          The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

10. Reservation of Warrant Shares. From and after the date the Company's shareholders approve the amendment to its Articles of Incorporation increasing the number of authorized shares of Common Stock, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2.6 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

11. Registration; Obtaining Stock Exchange Listings. The Company agrees to file a registration statement under the 1933 Act, which shall include the Warrant Shares, on Form SB-2 or another available form, within nine months of the final closing of the offering of the Units consisting of Series C Convertible Preferred Stock and Warrants, of which this Warrant was originally a part, and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable thereafter, pursuant to a Subscription Agreement between the Company and the Holder dated as of the date hereof.

12. Adjustment of Number of Warrant Shares Issuable and Exercise Price. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Share Price are subject to adjustment from time to time upon the occurrence of the events enumerated in Section 2.

13. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of New York, and the rights of the parties shall be governed by, the law of such State.


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



     IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the _____ day of March, 2000.

                                            U.S. WIRELESS DATA, INC.


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------















































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



                                  PURCHASE FORM


     Dated:__________, ____


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Warrant Shares and hereby makes payment of $_____________ in payment of the exercise price thereof.




                                       -----------------------------------------

                                CASHLESS EXERCISE


     Dated:__________, ____


     The undersigned irrevocably elects to exercise the within Warrant for Warrant Shares and hereby makes payment pursuant to the Cashless Exercise provision of the within Warrant, and directs that the payment of the Warrant Share Price be made by cancellation as of the date of exercise of a portion of the within Warrant in accordance with the terms and provisions of Section 1(b) of the within Warrant.


                                       -----------------------------------------

















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